Exhibit 99.1

WPX Energy, Inc. (NYSE:WPX) www.wpxenergy.com

DATE: Feb. 26, 2020

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

WPX Energy Reports 4Q and Full-Year 2019 Results

Delivered disciplined growth and strong free cash flow

•	2019 net income of $256 million is 70% higher than 2018
•	2019 Adjusted EBITDAX (non-GAAP, reconciliation available) up 27% despite lower commodity prices
•	Generated $101 MM of free cash flow (non-GAAP, reconciliation available) in back half of 2019
•	2019 oil production jumped 27% year-over-year to 103,600 bbl/d
•	4Q avg. realized price for Delaware oil was WTI plus $0.15, including basis swaps
•	Poised to complete Felix transaction in 1Q 2020; expecting to initiate dividend in 3Q 2020
•	70% of projected 2020 oil volumes hedged above current WTI price

TULSA, Okla. – WPX Energy (NYSE:WPX) reported fourth-quarter 2019 oil volumes of 111,700 barrels per day, which was 16 percent higher vs. a year ago and 3 percent higher than third-quarter 2019.

WPX reported an unaudited fourth-quarter loss from continuing operations attributable to common stockholders of $121 million, or a loss of $0.29 per share on a diluted basis. The loss was driven by a $199 million net loss on derivatives primarily from forward mark-to-market losses on the company’s hedge book. For full-year 2019, WPX reported income of $258 million for the same measure, or income of $0.61 per share.

Excluding forward mark-to-market losses on derivatives and other items, WPX posted adjusted net income from continuing operations (a non-GAAP financial measure) in fourth-quarter 2019 of $42 million, or income of $0.10 per share. A reconciliation accompanies this release.

Adjusted EBITDAX (non-GAAP) was $1,369 million in 2019, including $366 million in the fourth quarter. A reconciliation accompanies this release.

Cash flow from operations, inclusive of hedge impact, was $1,257 million in 2019, including $351 million in the fourth quarter.

Free cash flow in the second half of the year was $101 million, including $56 million in the fourth quarter. A reconciliation of free cash flow accompanies this release.

For 2020, WPX expects to generate free cash flow in excess of $200 million at $50 WTI oil prices. One of the company’s financial goals is to achieve a free cash flow yield of 7-10 percent over the next few years.

The company’s achievements in 2019 included the repurchase of $58 million of common stock, monetizing approximately $125 million of midstream investments into approximately $500 million in proceeds, lowering its weighted average interest rate for long-term debt, and increasing its gas capture in the Delaware Basin.

CEO PERSPECTIVE

“Quite simply, we achieved or exceeded our 2019 targets and accelerated our longer-term targets,” said Rick Muncrief, WPX chairman and chief executive officer.

“We displayed discipline in our capital budget, generated free cash flow in the back half of the year, began returning capital to stockholders a year ahead of schedule, and generated handsome returns on two of our midstream investments.

“As we’ve articulated, we’re raising the bar higher in 2020 and beyond through our new five-year vision we shared with investors late last year.

“Adding the Felix business to our own world-class position in the Delaware Basin is a catalyst for these efforts as we continue to build on our legacy of execution,” Muncrief added.

FELIX ACQUISITION UPDATE

WPX is prepared to close the transaction in the first quarter several weeks ahead of schedule pending an affirmative shareholder vote, scheduled for March 5.

WPX teams from business development, operations, supply chain, marketing, health, safety and the environment, and various shared services are actively engaged in the transition process.

WPX completed acquisition-related financing in January, securing $900 million of 4.5 percent senior unsecured notes due 2030. WPX plans to fund the balance of the purchase price with 153 million shares of WPX stock issued to the seller.

Felix has approximately 58,500 net acres in an over-pressured, oily portion of the Delaware Basin, with anticipated production of approximately 60 MBoe/d (70% oil) at closing.

WPX based its transaction economics on $50 oil, with no assumptions for improvements in development costs or operating efficiencies. However, WPX believes significant upside exists by capturing synergies associated with scale.

2020 OUTLOOK

WPX plans to implement a dividend after integrating the Felix assets, targeting approximately $0.10 per share on an annualized basis at initiation. The first payment is planned for third-quarter 2020.

For 2020, WPX has 65,000 bbl/d of oil hedged with fixed price swaps at a weighted average price of $57.07 per barrel and 20,000 bbl/d with collars at a weighted average price of $53.33 for the floor and $63.48 for the ceiling.

Additionally, WPX will assume 26,484 bbl/d of 2020 fixed price swaps executed by Felix Energy at a weighted average price of $57.87 in conjunction with the close of the acquisition.

On a pro-forma basis, WPX plans to invest $1,675-$1,800 million in total development capital this year, including $50-$75 million for midstream opportunities.

The 2020 capital budget supports 12 rigs in the Delaware Basin upon closing the Felix transaction. WPX also has three rigs deployed in the Williston Basin, with plans to drop a rig in the third quarter of 2020.

On a pro-forma basis, WPX expects total production to average 241-256 Mboe/d for 2020, including 155-165 Mbbl/d of oil. Additional details related to anticipated full-year production, realized pricing and expenses are available in a slide deck at www.wpxenergy.com.

WPX board’s authorization to repurchase up to $400 million of WPX shares on an opportunistic basis also remains in place. The company has repurchased $58 million of its common stock at an average price of $10.16 per share.

DELAWARE BASIN RESULTS

Delaware Basin production increased 23 percent year-over-year, rising from an average of 78.2 Mboe/d in 2018 to 96 Mboe/d in 2019.

WPX’s average realized oil price in the Delaware was WTI plus $0.15 in the fourth quarter, including Midland basis swaps.

WPX’s average realized natural gas price in the Delaware was NYMEX less $0.22 in the fourth quarter, including basis swaps which increased the average realized price by $0.49 per Mcf. WPX also realized $3 million in net commodity management margins in the fourth quarter, or $0.19 per Mcf, related to further risk management activities around Delaware natural gas pricing exposure. For full-year 2019, WPX realized $32 million in net commodity management margins, or $0.50 per Mcf.

WPX’s fourth-quarter Delaware completions included the six-well CBR 35-38 pad in the Wolfcamp A and XY formations. The average peak rate was 3,166 Boe/d (51% oil). Thirty-day production averaged 2,648 Boe/d per well.

Fourth-quarter completions also included two Wolfcamp XY wells in WPX’s Rustler Breaks area in Eddy Co., N.M. The Dalmation well hit a peak of 3,770 Boe/d (64% oil) while averaging 3,509 Boe/d over its first 30 days. The Shepherd well hit a peak of 3,688 Boe/d (63% oil) while averaging 3,257 Boe/d over its first 30 days.

During 2019, WPX reduced its Permian completions costs by 38 percent, from $673 per foot in fourth-quarter 2018 to $417 per foot in fourth-quarter 2019.

Also in 2019, the second 200 MMcf/d cryogenic processing train at WPX’s 50/50 joint venture gas plant in Reeves County, Texas, was commissioned in May. The 400 MMcf/d plant provides capacity for both WPX and third-party volumes.

Following the plant expansion, throughput in fourth-quarter 2019 was up 89 percent vs. fourth-quarter 2018. Additionally, in 2020, incremental volumes from WPX’s Sand Lake acreage will flow to the plant via a new 16-inch trunk line.

With the plant expansion and other infrastructure investments, WPX reduced its flaring rate in the Delaware Basin by 50 percent in 2019 vs. 2018. Additional details will be provided in WPX’s second ESG report, available on www.wpxenergy.com at the end of first-quarter 2020.

WILLISTON BASIN RESULTS

Williston Basin production increased 45 percent year-over-year, rising from an average of 48.9 Mboe/d in 2018 to 70.9 Mboe/d in 2019.

WPX’s fourth-quarter Williston completions included the eight-well St. Anthony pad. The average peak rate exceeded 3,500 Boe/d (81% oil). Three of the wells exceeded 4,000 Boe/d during initial production, led by the St. Anthony 9-16HY well that hit a high of 4,337 Boe/d.

For full-year 2019, the four-well Young Bird pad now has 360-day cumulative production in excess of 1.3 million barrels of oil, led by the Young Bird 34-27HA well with more than 352,000 barrels of cumulative oil production. These wells were completed in first-quarter 2019.

WPX also now has 90-day cumulative oil production for the six-well Bird Bear pad that was completed in third-quarter 2019. The six wells have combined oil volumes of more than 930,000 barrels, led by the Bird Bear 35-26HB well at roughly 165,000 barrels.

During 2019, WPX reduced its Williston completions costs by 39 percent, from $416 per foot in fourth-quarter 2018 to $254 per foot in fourth-quarter 2019.

FINANCIAL RESULTS

Oil and NGL sales of $583 million accounted for 97 percent of WPX’s fourth-quarter total product revenues of $601 million. Quarterly oil revenue grew 20 percent vs. the same period in 2018 driven by higher production volumes. Total oil sales in 2019 were $2,050 million.

WPX’s fourth-quarter 2019 net loss from continuing operations attributable to common shareholders of $121 million was largely driven by a $199 million net loss on derivatives primarily from forward mark-to-market losses on WPX’s hedge book.

The adjusted net income from continuing operations (a non-GAAP financial measure that excludes certain items typically excluded from published analyst estimates) in the fourth quarter was $42 million, compared with adjusted net income of $9 million a year ago.

Adjusted EBITDAX (a non-GAAP financial measure) increased every quarter in 2019, hitting a high of $366 million in the fourth quarter. This was 20 percent higher than the same period a year ago. Reconciliations for non-GAAP financial measures accompany this press release.

Full-year 2019 adjusted EBITDAX of $1,369 million increased by 27 percent compared with $1,081 million in full-year 2018. Higher oil volumes drove the increase, despite lower overall commodity prices in 2019.

For full-year 2019, WPX reported income from continuing operations attributable to common shareholders of $258 million, or income of $0.61 per share, and adjusted net income from continuing operations of $140 million, or income of $0.33 per share. Reconciliations for non-GAAP financial measures accompany this press release.

For full-year 2019, the weighted average gross sales price – prior to revenue deductions – for oil decreased 10 percent to $54.43 per barrel vs. a year ago. Natural gas prices decreased 21 percent to $2.05 per Mcf. NGL prices decreased 43 percent to $13.80 per barrel. Oil prices in the fourth quarter averaged $53.68 prior to revenue deductions.

WPX’s total liquidity at the close of business on Dec. 31, 2019, was approximately $1.5 billion, including cash, cash equivalents and all of its $1.5 billion available revolver capacity. WPX had nothing drawn against its revolver at year-end.

2019 PRODUCTION

Year-over-year total production increased 31 percent to 166.9 Mboe/d in 2019, including significant increases in oil, NGL and natural gas volumes in the Williston Basin.

Total production volumes of 179.1 Mboe/d in fourth-quarter 2019 were 15 percent higher vs. a year ago and 3 percent higher than third-quarter 2019.

Liquids volumes of 141.9 Mbbl/d accounted for 79 percent of production in fourth-quarter 2019, up 16 percent from 122.3 Mbbl/d in the same period a year ago.

Average Daily Production	Q4			Full Year
	2019	2018	Change	2019	2018	Change
Oil (Mbbl/d)
Delaware Basin	47.7	48.3	-1%	46.4	41.0	13%
Williston Basin	64.0	47.7	34%	57.2	40.6	41%
Subtotal (Mbbl/d)	111.7	96.0	16%	103.6	81.6	27%

NGLs (Mbbl/d)
Delaware Basin	22.0	21.9	0%	20.7	14.2	46%
Williston Basin	8.2	4.4	85%	6.8	4.2	62%
Subtotal (Mbbl/d)	30.2	26.3	15%	27.5	18.4	49%

Natural gas (MMcf/d)
Delaware Basin	173.6	176.9	-2%	173.0	137.7	26%
Williston Basin	49.6	27.9	78%	41.7	24.9	67%
Subtotal (MMcf/d)	223.2	204.8	9%	214.7	162.6	32%

Total Production (Mboe/d)	179.1	156.4	15%	166.9	127.1	31%

Total capital spending for full-year 2019 was $1.3 billion, including $91 million in midstream development expenses and $114 million in land purchases.

Capital spending in the fourth quarter was $283 million, predominantly from $260 million in D&C activity for operated wells and $5 million for midstream infrastructure.

WPX completed 164 gross operated wells (137 net) across its operating areas during 2019 and participated in another 13 gross (3 net) non-operated wells.

2019 PROVED RESERVES

WPX’s proved reserves at Dec. 31, 2019, were 527.6 MMboe. Fifty-six percent of the company’s proved reserves are oil.

The company replaced its overall 2019 production at a rate of 190 percent before consideration of divestitures. Approximately 77 percent of WPX’s reserves are oil and NGL.

Permian proved reserves increased 18 percent from a year ago to 380.8 MMboe at year-end 2019. Williston proved reserves decreased 7 percent to 146.7 MMboe.

JOIN THURSDAY’S WEBCAST

The company’s next webcast takes place on Feb. 27 beginning at 10 a.m. Eastern. Investors are encouraged to access the event and the corresponding slides at www.wpxenergy.com.

A limited number of phone lines also will be available at (833) 832-5123. International callers should dial (469) 565-9820. The conference identification code is 8129347.

UPCOMING CONFERENCE PRESENTATIONS

WPX Executive Vice President and Chief Financial Officer Kevin Vann is scheduled to speak at the Raymond James Institutional Investor conference on Monday, March 2, at 8:40 a.m. Eastern. The event will be webcast and available at www.wpxenergy.com.

WPX President and Chief Operating Officer Clay Gaspar is scheduled to speak on March 2 at the Credit Suisse energy summit. The event is not webcast. His presentation slides will be available at www.wpxenergy.com.

Kevin Vann also is scheduled to speak at the Scotia Howard Weil energy conference on March 25. The event is not webcast. His presentation slides will be available at www.wpxenergy.com.

FORM 10-K

WPX plans to file its 2019 Form 10-K with the Securities and Exchange Commission this week. Once filed, the document will be available on the SEC and WPX websites.

ABOUT WPX ENERGY

WPX is an independent energy producer with core positions in the Permian and Williston basins. WPX’s production is approximately 80 percent oil/liquids and 20 percent natural gas. The company also has an infrastructure portfolio in the Permian Basin. Visit www.wpxenergy.com for more information.

# # #

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by WPX Energy on its website or otherwise. WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at WPX Energy, Attn: Investor Relations, P.O. Box 21810, Tulsa, Okla., 74102, or from the SEC’s website at www.sec.gov.

Additionally, the SEC requires oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs, under existing economic conditions, operating methods, and governmental regulations. The SEC permits the optional disclosure of probable and possible reserves. From time to time, we elect to use “probable” reserves and “possible” reserves, excluding their valuation. The SEC defines “probable” reserves as “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC defines “possible” reserves as “those additional reserves that are less certain to be recovered than probable reserves.” The Company has applied these definitions in estimating probable and possible reserves. Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s reserves reporting guidelines. Investors are urged to consider closely the disclosure in our SEC filings that may be accessed through the SEC’s website at www.sec.gov.

The SEC’s rules prohibit us from filing resource estimates. Our resource estimations include estimates of hydrocarbon quantities for (i) new areas for which we do not have sufficient information to date to classify as proved, probable or even possible reserves, (ii) other areas to take into account the low level of certainty of recovery of the resources and (iii) uneconomic proved, probable or possible reserves. Resource estimates do not take into account the certainty of resource recovery and are therefore not indicative of the expected future recovery and should not be relied upon. Resource estimates might never be recovered and are contingent on exploration success, technical improvements in drilling access, commerciality and other factors.

WPX Energy, Inc.

Consolidated (GAAP)

(UNAUDITED)

	2018					2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Product revenues:
Oil sales	$360	$468	$503	$459	$1,790	$449	$511	$539	$551	$2,050
Natural gas sales	17	16	18	36	87	25	16	16	18	75
Natural gas liquid sales	30	36	33	49	148	33	31	26	32	122
Total product revenues	407	520	554	544	2,025	507	558	581	601	2,247
Net gain (loss) on derivatives	(69)	(154)	(139)	443	81	(207)	78	175	(199)	(153)
Commodity management	36	64	68	36	204	59	58	38	39	194
Other	-	-	1	(1)	-	-	1	1	2	4
Total revenues	374	430	484	1,022	2,310	359	695	795	443	2,292

Costs and expenses:
Depreciation, depletion and amortization	161	197	193	226	777	219	221	241	247	928
Lease and facility operating	55	59	68	90	272	86	94	96	98	374
Gathering, processing and transportation	18	20	26	43	107	42	40	49	52	183
Taxes other than income	30	41	45	41	157	39	43	46	50	178
Exploration	19	17	18	21	75	24	24	22	25	95
General and administrative:
General and administrative expenses	36	34	36	44	150	39	40	42	51	172
Equity-based compensation	7	10	8	7	32	8	8	9	9	34
Total general and administrative	43	44	44	51	182	47	48	51	60	206
Commodity management	39	54	63	26	182	49	41	36	37	163
Net (gain) loss on sales of assets	1	(1)	(1)	(2)	(3)	-	-	-	-	-
Acquisition costs	-	-	-	-	-	-	-	-	3	3
Other-net	2	2	2	1	7	2	3	12	1	18
Total costs and expenses	368	433	458	497	1,756	508	514	553	573	2,148

Operating income (loss)	6	(3)	26	525	554	(149)	181	242	(130)	144

Interest expense	(46)	(39)	(38)	(40)	(163)	(41)	(40)	(38)	(40)	(159)
Loss on extinguishment of debt	-	(71)	-	-	(71)	-	-	(47)	-	(47)
Gains on equity method investment transactions	-	-	-	-	-	126	247	-	7	380
Equity earnings (loss)	(2)	-	(2)	(2)	(6)	2	1	3	3	9
Other income (loss)	1	1	-	-	2	-	-	1	-	1

Income (loss) from continuing operations before income taxes	$(41)	$(112)	$(14)	$483	$316	$(62)	$389	$161	$(160)	$328
Provision (benefit) for income taxes	(15)	(33)	(8)	130	74	(14)	84	39	(39)	70
Income (loss) from continuing operations	$(26)	$(79)	$(6)	$353	$242	$(48)	$305	$122	$(121)	$258
Income (loss) from discontinued operations	(89)	(2)	(1)	1	(91)	-	-	(1)	(1)	(2)
Net income (loss)	$(115)	$(81)	$(7)	$354	$151	$(48)	$305	$121	$(122)	$256
Less: Dividends on preferred stock	4	4	-	-	8	-	-	-	-	-
Net income (loss) available to WPX Energy, Inc. common stockholders	$(119)	$(85)	$(7)	$354	$143	$(48)	$305	$121	$(122)	$256
Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$(30)	$(83)	$(6)	$353	$234	$(48)	$305	$122	$(121)	$258
Income (loss) from discontinued operations	(89)	(2)	(1)	1	(91)	-	-	(1)	(1)	(2)
Net income (loss)	$(119)	$(85)	$(7)	$354	$143	$(48)	$305	$121	$(122)	$256

Summary of Production Volumes (1)
Oil (MBbls)	5,920	7,352	7,670	8,828	29,769	8,648	8,905	9,991	10,279	37,822
Natural gas (MMcf)	11,908	13,854	14,759	18,844	59,365	18,210	18,736	20,874	20,533	78,354
Natural gas liquids (MBbls)	1,340	1,713	1,259	2,420	6,733	2,288	2,493	2,486	2,776	10,043
Combined equivalent volumes (MBoe) (2)	9,245	11,374	11,389	14,389	46,396	13,971	14,520	15,955	16,478	60,924
Per day volumes
Oil (MBbls/d)	65.8	80.8	83.4	96.0	81.6	96.1	97.9	108.6	111.7	103.6
Natural gas (MMcf/d)	132.3	152.2	160.4	204.8	162.6	202.3	205.9	226.9	223.2	214.7
Natural gas liquids (MBbls/d)	14.9	18.8	13.7	26.3	18.4	25.4	27.4	27.0	30.2	27.5
Combined equivalent volumes (Mboe/d) (2)	102.7	125.0	123.8	156.4	127.1	155.2	159.6	173.4	179.1	166.9

(1) Excludes activity classified as discontinued operations.

(2) Mboe are calculated using the ratio of six Mcf to one barrel of oil.

Realized average price per unit (1)
Oil (per barrel)	$60.91	$63.63	$65.52	$52.05	$60.14	$51.92	$57.42	$53.92	$53.59	$54.20
Natural gas (per Mcf)	$1.44	$1.12	$1.22	$1.90	$1.46	$1.36	$0.88	$0.77	$0.87	$0.96
Natural gas liquids (per barrel)	$22.14	$20.94	$26.68	$20.14	$21.97	$14.47	$12.21	$10.73	$11.53	$12.17

(1) Excludes activity classified as discontinued operations.

Expenses per Boe (1)
Depreciation, depletion and amortization	$17.38	$17.31	$17.01	$15.68	$16.75	$15.68	$15.24	$15.11	$14.95	$15.23
Lease and facility operating	$5.97	$5.20	$5.92	$6.25	$5.85	$6.13	$6.50	$6.02	$5.92	$6.13
Gathering, processing and transportation	$1.93	$1.79	$2.29	$2.95	$2.30	$2.98	$2.78	$3.10	$3.16	$3.01
Taxes other than income	$3.21	$3.67	$3.96	$2.83	$3.39	$2.79	$2.95	$2.90	$3.00	$2.92
General and administrative:
General and administrative expenses	$3.84	$3.06	$3.17	$3.00	$3.22	$2.81	$2.73	$2.69	$3.07	$2.83
Equity-based compensation	0.80	0.83	0.68	0.55	0.70	0.56	0.56	0.54	0.60	0.57
Total general and administrative	$4.64	$3.89	$3.85	$3.55	$3.92	$3.37	$3.29	$3.23	$3.67	$3.40
Interest expense	$4.95	$3.43	$3.36	$2.75	$3.51	$2.95	$2.76	$2.37	$2.45	$2.61

(1) Excludes activity classified as discontinued operations.

2

WPX Energy, Inc.
Reconciliation of NON-GAAP Measures
(UNAUDITED)
	2018					2019
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Reconciliation of adjusted income (loss) from continuing operations available to common stockholders:
Income (loss) from continuing operations available to WPX Energy, Inc. common stockholders - reported	$(30)	$(83)	$(6)	$353	$234	$(48)	$305	$122	$(121)	$258
Pre-tax adjustments:
Net (gains) losses on sales of assets and equity method investment transactions	$1	$(1)	$(1)	$(2)	$(3)	$(126)	$(247)	$-	$(7)	$(380)
Loss on extinguishment of debt	$-	$71	$-	$-	$71	$-	$-	$47	$-	$47
Impact of pending settlement offers and settlements	$-	$-	$-	$-	$-	$-	$-	$11	$5	$16
Voluntary exit program	$-	$-	$-	$-	$-	$-	$-	$3	$5	$8
Acquisition related costs	$-	$-	$-	$-	$-	$-	$-	$-	$6	$6
Net (gain) loss on derivatives	$69	$154	$139	$(443)	$(81)	$207	$(78)	$(175)	$199	$153
Net cash received (paid) related to settlement of derivatives	$(55)	$(78)	$(85)	$(19)	$(237)	$9	$(10)	$4	$9	$12
Total pre-tax adjustments	$15	$146	$53	$(464)	$(250)	$90	$(335)	$(110)	$217	$(138)
Less tax effect for above items	$(3)	$(33)	$(13)	$107	$58	$(20)	$76	$25	$(50)	$32
Impact of state deferred tax rate changes and state related adjustments	$(4)	$-	$-	$1	$(3)	$(1)	$-	$-	$(1)	$(2)
Impact of federal tax valuation allowance (annual effective tax rate method)	$-	$-	$-	$-	$-	$1	$(9)	$1	$(3)	$(10)
Adjustment for estimated annual effective tax rate method	$-	$(7)	$(5)	$12	$-	$-	$-	$-	$-	$-
Total adjustments, after tax	$8	$106	$35	$(344)	$(195)	$70	$(268)	$(84)	$163	$(118)
Adjusted income (loss) from continuing operations available to common stockholders	$(22)	$23	$29	$9	$39	$22	$37	$38	$42	$140

Reconciliation of adjusted diluted income (loss) per common share:
Income (loss) from continuing operations - diluted earnings per share - reported	$(0.07)	$(0.21)	$(0.01)	$0.83	$0.57	$(0.11)	$0.72	$0.29	$(0.29)	$0.61
Impact of adjusted diluted weighted-average shares	$-	$0.01	$-	$-	$-	$-	$-	$-	$-	$-
Pretax adjustments (1):
Net (gains) losses on sales of assets and equity method investment transactions	$-	$-	$-	$-	$(0.01)	$(0.30)	$(0.58)	$-	$(0.02)	$(0.90)
Loss on extinguishment of debt	$-	$0.18	$-	$-	$0.17	$-	$-	$0.11	$-	$0.11
Impact of pending settlement offers and settlements	$-	$-	$-	$-	$-	$-	$-	$0.03	$0.01	$0.04
Voluntary exit program	$-	$-	$-	$-	$-	$-	$-	$-	$0.01	$0.02
Acquisition related costs	$-	$-	$-	$-	$-	$-	$-	$-	$0.01	$0.01
Net (gain) loss on derivatives	$0.17	$0.38	$0.33	$(1.04)	$(0.20)	$0.49	$(0.19)	$(0.41)	$0.49	$0.36
Net cash received (paid) related to settlement of derivatives	$(0.13)	$(0.20)	$(0.20)	$(0.06)	$(0.57)	$0.02	$(0.02)	$0.01	$0.02	$0.03
Total pretax adjustments	$0.04	$0.36	$0.13	$(1.10)	$(0.61)	$0.21	$(0.79)	$(0.26)	$0.52	$(0.33)
Less tax effect for above items	$(0.02)	$(0.08)	$(0.04)	$0.26	$0.14	$(0.05)	$0.18	$0.06	$(0.12)	$0.08
Impact of state deferred tax rate changes and state related adjustments	$(0.01)	$-	$-	$-	$(0.01)	$-	$-	$-	$-	$(0.01)
Impact of federal tax valuation allowance (annual effective tax rate method)	$-	$-	$-	$-	$-	$-	$(0.02)	$-	$(0.01)	$(0.02)
Adjustment for estimated annual effective tax rate method	$-	$(0.02)	$(0.01)	$0.03	$-	$-	$-	$-	$-	$-
Total adjustments, after-tax	$0.01	$0.26	$0.08	$(0.81)	$(0.48)	$0.16	$(0.63)	$(0.20)	$0.39	$(0.28)
Adjusted diluted income (loss) per common share	$(0.06)	$0.06	$0.07	$0.02	$0.09	$0.05	$0.09	$0.09	$0.10	$0.33
Reported diluted weighted-average shares (millions)	398.6	400.0	414.0	424.0	411.7	421.0	423.5	421.8	417.2	422.0
Effect of dilutive securities due to adjusted income (loss) from continuing operations available to common stockholders	-	3.1	3.7	-	-	2.6	-	-	1.8	-
Adjusted diluted weighted-average shares (millions)	398.6	403.1	417.7	424.0	411.7	423.6	423.5	421.8	419.0	422.0

(1) Per share impact is based on adjusted diluted weighted-average shares.

Reconciliation of Adjusted EBITDAX
Net income (loss) - reported	$(115)	$(81)	$(7)	$354	$151	$(48)	$305	$121	$(122)	$256
Interest expense	46	39	38	40	163	41	40	38	40	159
Provision (benefit) for income taxes	(15)	(33)	(8)	130	74	(14)	84	39	(39)	70
Depreciation, depletion and amortization	161	197	193	226	777	219	221	241	247	928
Exploration expenses	19	17	18	21	75	24	24	22	25	95
EBITDAX	96	139	234	771	1,240	222	674	461	151	1,508
Net (gains) losses on sales of assets and equity method investment transactions	1	(1)	(1)	(2)	(3)	(126)	(247)	-	(7)	(380)
Loss on extinguishment of debt	-	71	-	-	71	-	-	47	-	47
Impact of pending settlement offers and settlements	-	-	-	-	-	-	-	11	5	16
Voluntary exit program	-	-	-	-	-	-	-	3	5	8
Acquisition costs	-	-	-	-	-	-	-	-	3	3
Net (gain) loss on derivatives	69	154	139	(443)	(81)	207	(78)	(175)	199	153
Net cash received (paid) related to settlement of derivatives	(55)	(78)	(85)	(19)	(237)	9	(10)	4	9	12
(Income) loss from discontinued operations	89	2	1	(1)	91	-	-	1	1	2
Adjusted EBITDAX	$200	$287	$288	$306	$1,081	$312	$339	$352	$366	$1,369

WPX Energy, Inc.

Reconciliation of Free Cash Flow

(UNAUDITED)

	2019
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Reconciliation of free cash flow:
Net cash provided by operating activities (GAAP)	$272	$362	$272	$351	$1,257
Exclude: Changes in operating assets and liabilities	1	(60)	33	(7)	(33)
Plus: Distributions from equity method investments in excess of cumulative earnings	4	3	4	3	14
Less: Incurred capital expenditures (1)	(425)	(341)	(264)	(283)	(1,313)
Less: Incurred capital expenditures related to consolidated partnerships	-	-	-	(8)	(8)
Plus: Contributions from nonconrolling interests	-	-	-	-	-
Less: Distributions to nonconrolling interests	-	-	-	-	-
Free cash flow (non-GAAP)	$(148)	$(36)	$45	$56	$(83)

(1)	Q1 2019 includes a $100 million purchase of surface acreage in the Delaware Basin that was funded in part by the sale of non-core properties in the Delaware Basin.

WPX Energy, Inc.

Consolidated Statements of Operations

(Unaudited)

	Years ended December 31,
	2019	2018	2017
	(Millions, except per-share amounts)
Revenues:
Product revenues:
Oil sales	$2,050	$1,790	$879
Natural gas sales	75	87	67
Natural gas liquid sales	122	148	70
Total product revenues	2,247	2,025	1,016
Net gain (loss) on derivatives	(153)	81	3
Commodity management	194	204	25
Other	4	-	1
Total revenues	2,292	2,310	1,045
Costs and expenses:
Depreciation, depletion and amortization	928	777	542
Lease and facility operating	374	272	168
Gathering, processing and transportation	183	107	24
Taxes other than income	178	157	79
Exploration	95	75	87
General and administrative (including equity-based compensation of $34 million, $32 million and $28 million for the respective periods)	206	182	166
Commodity management	163	182	27
Net gain on sales of assets	-	(3)	(161)
Acquisition costs	3	-	-
Other - net	18	7	15
Total costs and expenses	2,148	1,756	947

Operating income	144	554	98
Interest expense	(159)	(163)	(188)
Loss on extinguishment of debt	(47)	(71)	(17)
Gains on equity method investments transactions	380	-	-
Equity earnings (loss)	9	(6)	-
Other income	1	2	3
Income (loss) from continuing operations before income taxes	328	316	(104)
Provision (benefit) for income taxes	70	74	(128)
Income from continuing operations	258	242	24
Loss from discontinued operations	(2)	(91)	(40)
Net income (loss)	256	151	(16)
Less: Dividends on preferred stock	-	8	15
Net income (loss) available to WPX Energy, Inc. common stockholders	$256	$143	$(31)

Amounts available to WPX Energy, Inc. common stockholders:
Income from continuing operations	$258	$234	$9
Loss from discontinued operations	(2)	(91)	(40)
Net income (loss)	$256	$143	$(31)

Basic earnings (loss) per common share:
Income from continuing operations	$0.62	$0.57	$0.02
Loss from discontinued operations	(0.01)	(0.22)	(0.10)
Net income (loss)	$0.61	$0.35	$(0.08)

Basic weighted-average shares	420.4	408.4	395.1

Diluted earnings (loss) per common share:
Income from continuing operations	$0.61	$0.57	$0.02
Loss from discontinued operations	-	(0.22)	(0.10)
Net income (loss)	$0.61	$0.35	$(0.08)

Diluted weighted-average shares	422.0	411.7	397.4

WPX Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2019	December 31, 2018
	(Millions)
ASSETS
Current assets:
Cash and cash equivalents	$60	$3
Accounts receivable, net of allowance	450	405
Derivative assets	57	174
Inventories	41	48
Assets classified as held for sale	-	79
Other	39	30
Total current assets	647	739
Investments	48	167
Properties and equipment, net	7,590	7,266
Derivative assets	10	4
Other noncurrent assets	118	27
Total assets	$8,413	$8,203

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$556	$514
Accrued and other current liabilities	251	178
Derivative liabilities	91	23
Total current liabilities	898	715
Deferred income taxes	290	201
Long-term debt, net	2,202	2,485
Derivative liabilities	-	14
Other noncurrent liabilities	508	487

Equity:
Stockholders' equity:
Preferred stock (100 million shares authorized at $0.01 par value; no shares outstanding)	-	-
Common stock (2 billion shares authorized at $0.01 par value; 416.8 million shares and 420.6 million shares issued and outstanding at December 31, 2019 and December 31, 2018)	4	4
Additional paid-in-capital	7,692	7,734
Accumulated deficit	(3,181)	(3,437)
Total stockholders' equity	4,515	4,301
Total liabilities and equity	$8,413	$8,203

WPX Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Years ended December 31,
	2019	2018	2017
	(Millions)
Operating Activities(a)
Net income (loss)	$256	$151	$(16)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	928	785	673
Deferred income tax (provision) benefit	89	84	(134)
Provision for impairment of properties and equipment (including certain exploration expenses)	86	73	158
Net (gains) losses related to equity method investments transactions and sales of assets	(380)	145	(170)
Net (gain) loss on derivatives	153	(81)	(3)
Net settlements related to derivatives	12	(237)	4
Amortization of stock-based awards	37	34	32
Loss on extinguishment of debt	47	71	17
Equity losses or undistributed equity (earnings)	(4)	6	-
Cash provided by (used in) operating assets and liabilities:
Accounts receivable	(62)	(59)	(153)
Inventories	6	(15)	(8)
Other current assets	(5)	2	(8)
Accounts payable	97	17	158
Federal income taxes receivable	19	(38)	12
Accrued and other current liabilities	3	(22)	(31)
Liabilities accrued in prior years for retained transportation and gathering contracts related to discontinued operations	(28)	(47)	(53)
Other, including changes in other noncurrent assets and liabilities	3	14	29
Net cash provided by operating activities (a)	1,257	883	507

Investing Activities(a)
Capital expenditures(b)	(1,357)	(1,476)	(1,161)
Capital expenditures related to consolidated partnerships(c)	(5)	-	-
Proceeds from sales of assets and equity method investments transactions	592	682	193
Purchases of business, net of cash acquired	-	-	(799)
Net proceeds from the joint venture formation	-	-	338
Purchases of or contributions to equity method investments	(18)	(102)	(8)
Distributions from equity method investments in excess of cumulative earnings	14	-	-
Other	1	-	1
Net cash used in investing activities (a)	(773)	(896)	(1,436)

Financing Activities
Proceeds from common stock	2	10	672
Dividends paid on preferred stock	-	(11)	(15)
Payments for repurchases of common stock	(58)	-	-
Borrowings on credit facility	1,541	1,453	661
Payments on credit facility	(1,871)	(1,123)	(661)
Proceeds from long-term debt, net of discount	593	494	148
Payments for retirement of long-term debt, including premium	(594)	(986)	(165)
Taxes paid for shares withheld	(16)	(14)	(12)
Payments for debt issuance costs and credit facility amendment fees	(3)	(10)	(2)
Other	(16)	17	(2)
Net cash used in financing activities	(422)	(170)	624

Net increase (decrease) in cash and cash equivalents and restricted cash	62	(183)	(305)
Cash and cash equivalents and restricted cash at beginning of period	18	201	506
Cash and cash equivalents and restricted cash at end of period	$80	$18	$201

(a)	Amounts reflect continuing and discontinued operations unless otherwise noted.

(b)	Incurred capital expenditures were $1,313 million, $1,510 million and $1,232 million for the respective periods. The difference between incurred and cash capital expenditures is due to changes in related accounts payable and accounts receivable.

(c)	Incurred capital expenditures were $8 million for 2019. The difference between incurred and cash capital expenditures is due to changes in related accounts payable and accounts receivable.